September 19, 1997



                                                                     EXHIBIT 5.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Glasgal Communications, Inc.-
                           REGISTRATION STATEMENT ON FORM S-8
                           ----------------------------------

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Glasgal Communications, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 3,030,442 (the "Shares") of common stock, par value $.001 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with (i) the Company's 1996 Employee and Consultant Stock Option Plan (the "Employee Plan"),
(ii) the Company's 1996 Stock Option Conversion Plan (the "Conversion Plan"), and (iii) the Company's 1996 Senior Executive Officer Stock Option Plan (the "Executive Plan").

                  We  advise  you  that we have  examined  originals  or  copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, each of the Employee Plan, the Conversion Plan and the Executive Plan and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as


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Securities and Exchange Commission
September 19, 1997
Page -2-


originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions set forth in each of the Employee Plan, the Conversion Plan and the Executive Plan, will be duly and validly issued, fully paid and non-assessable.

                  We hereby  consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                  We advise you that Robert H. Friedman, a member of this firm, is a director and stockholder of the Company. Other members of this firm are also stockholders of the Company.


                              Very truly yours,



                              /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                              ------------------------------------------
                                  OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP